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                                                                      EXHIBIT 11

                         AUTOMATIC DATA PROCESSING, INC
                                AND SUBSIDIARIES
                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)
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                                                                                    Year ended June 30
                                                             ---------------------------------------------------------------------
                                                             1998             1997          1996             1995           1994
                                                             ---------------------------------------------------------------------
BASIC EARNINGS PER SHARE:
Net earnings applicable to common shares                   $605,300         $513,500      $454,700        $394,830         $329,320
                                                          ----------       ---------      ---------      ----------         --------
                                                          ----------       ---------      ---------      ----------         --------

Average number of common shares outstanding                 296,878          290,990       288,967         285,112          281,780
                                                          ----------       ---------      ---------      ----------         --------
                                                          ----------       ---------      ---------      ----------         --------

Basic earnings per share                                      $2.04            $1.76         $1.57           $1.38            $1.17
                                                          ----------       ---------      ---------      ----------         --------
                                                          ----------       ---------      ---------      ----------         --------

DILUTED EARNINGS PER SHARE:
Net earnings used in basic earnings per share              $605,300         $513,500      $454,700        $394,830         $334,120
Adjustment for interest (net of tax) - Zero coupon
convertible subordinated notes (5 1/4% yield)                 7,833           11,302        11,703          11,330           10,075
                                                         ----------        ---------      ---------      ----------         --------

Net earnings used for diluted earnings per share           $613,133         $524,802      $466,403        $406,160         $344,195
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Average number of shares outstanding on a diluted basis:
Shares used in calculating basic earnings per share         296,878          290,990       288,967         285,112          281,780
Diluted effect of all stock options outstanding after
 application of treasury stock method                         6,518            5,983         5,682           5,836            5,382
Shares assumed to be issued upon conversion of Debentures-
 Zero coupon convertible subordinated notes
 (5 1/4% yield)(1)                                            7,015            9,686        10,360          10,402           10,402
                                                          ----------       ---------      ---------      ----------         --------

Average number of shares outstanding on a diluted basis     310,411          306,659       305,009         301,350          297,564
                                                          ----------       ---------      ---------      ----------         --------
                                                          ----------       ---------      ---------      ----------         --------

Diluted earnings per share                                    $1.98            $1.71         $1.53           $1.35            $1.14
                                                          ----------       ---------      ---------      ----------         --------
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(1) Assumed converted at the beginning of periods reported.